[EXHIBIT 10.1]

Investment/Financing  Consulting Agreement

January 15, 2001

Between
Wild Heart Ranch Inc, 145 Tyee Drive, Point Roberts, WA

and
Street Ascension Investment Management LLC,
491 Kilvert Suite 200/Bacon Warwick, RI 02886

                               Company to Company

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into by and between Wild Heart Ranch Inc. , a Delaware Corporation (the "Company"), and Ascension Investment Management LLC (the "Consultant").

     Accordingly, the parties agree as follows:

                                    AGREEMENT

     1.   Consulting Period.

          (a) Basic Term. Two year agreement: The Company hereby retains the Consultant and Consultant agrees to render to the Company those services described in Section 2 for the period (the "Consulting Period") commencing on the date of this Agreement and ending January 15, 2003 (the "Term Date") The Company shall pay Consultant the compensation to which it is entitled through the end of the Consulting Period, and, thereafter, the Company's obligations hereunder shall end.

          (b) Renewal. The Company has the right to renew or extend this contract , with both parties approval.

     2.   Duties, Responsibilities.

          (a) Consultant hereby agrees to provide and perform for the Company those services set forth. Consultant shall devote its best efforts to the performance of the services and to such other services as may be reasonably requested by the Company. The Consultant will represent the Company to the financial community, its investors and contacts for the length of this contract on a best efforts basis . The Consultant will assist in raising capital, setting up investor presentations, ,meetings, and conference calls. The Consultant will use Company approved materials and documents and distribute them to sophisticated investors, institutions and fund managers. The Consultant will assist the Company through its first two years raising capital, with a goal of listing on a recognized Stock Exchange. The Company agrees to register 3 million shares of common stock of the Company unallocated in a shelf registration, available for private placement at a 20% discount to market. The Consultant will use its best efforts to assist the Company in the placement and distribution of the common shares as a financing vehicle with a goal of raising $2-$4 million in the first three months of trading on a recognized exchange. The Consultant agrees to assist in providing the Company a line of credit as interim financing if necessary to accommodate financing needs.

     3.   Compensation, Benefits, Expenses.

          (a) Compensation. In consideration of the services to be rendered hereunder, including, without limitation, services to any Affiliated Company, the Company shall issue to the Consultant or its nominee one million shares of the Company's $.0001 par value common stock, hereinafter referred to as the "Shares" The shares will be issued upon completion of the current $1 million private placement closing . Provisions Governing Shares.

     The following provisions are applicable to the Shares : The Company agrees to register the 1million shares in the registration document prior to listing.

     4.   Proprietary Information.

          (a) Defined. "Proprietary Information" is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company or any Affiliated Company, or to its clients, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Consultant's or its Agents' possession or part of its general knowledge prior to the Consulting Period; or (iii) the information is disclosed to Consultant or its Agents without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

          (b) General Restrictions on Use. Consultant agrees to hold all Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during the Consulting Period to the extent necessary to carry out Consultant's responsibilities under this Agreement, and (ii) after termination of the Consulting Period as specifically authorized in writing by the Company.

          (c) Interference with Business; Competitive Activities. Consultant acknowledges that the pursuit of the activities forbidden by this Section 6(c) would necessarily involve the use or disclosure of Proprietary Information in breach of Section 6(b), but that proof of such breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of retaining Consultant under this Agreement, Consultant agrees that for a period of one (1) year after termination of the Consulting Period, it shall not, for itself or any third party, directly or indirectly (i) divert or attempt to divert from the Company (or any Affiliated Company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customers,
     (ii) employ, solicit for employment, or recommend for employment any person employed by the Company, or by any Affiliated Company, during the Consulting Period and for a period of one (1) year thereafter, or (iii) engage in any business activity that is or may be competitive with the Company or any Affiliated Company.

     5.   Notices.

     All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                            --------------------------------------

                            --------------------------------------

                            --------------------------------------

                            or to the Consultant at:

                            Ascension Investment Mgmt., LLC
                            491 Kilvert St., Suite 200/Bacon
                            Warwick, RI 02886

Notice of change of address shall be effective only when done in accordance with this Section.

     6.   Entire Agreement.

     The terms of this Agreement are intended by the parties to be in the final expression of their agreement with respect to the retention of Consultant by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

     7.   Severability; Enforcement.

     If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect. It is the intention of the parties that the covenants contained in Sections 6 and 7 shall be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts allegedly in breach of these covenants. It being the purpose of this

Agreement to govern competition by Consultant anywhere throughout the world, these covenants shall be governed by and construed according to that law (from among those jurisdictions arguably applicable to this Agreement and those in which a breach of this Agreement is alleged to have occurred or to be threatened) which best gives them effect.

     8.   Governing Law.

     Subject to Section 12, the validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Deleware

     The parties have duly executed this Agreement as of the date first written above.


CONSULTANT

By:        /s/ H. Robert Bacon
           --------------------
Title:     Principal
           --------------------
Date:      2/26/02
           --------------------


WILD HEART RANCH

By:        /s/ Dawn Van Zant
           --------------------
Title:     Director
           --------------------
Date:      2/26/02
           --------------------